Exhibit 23.2

Date：2026/08/13

Elong Power Holding Limited

3 Yan Jing Li Zhong Jie

Jiatai International Plaza

Block B, Room 2110

Beijing, China

Re: Consent Form

Ladies and Gentlemen,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We hereby consent to the use of this consent as an exhibit to the registration statement on Form F-1, as amended (the “Registration Statement”), to be filed by the Company with the U.S. Securities and Exchange Commission, on or about August 13, 2026. We further consent to the use of our name and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.

Yours faithfully,

/s/ BEIJING NEW BRIDGE LAW FIRM
BEIJING NEW BRIDGE LAW FIRM